Exhibit 10.17

AMENDMENT TO

RADIAN GROUP INC. EQUITY COMPENSATION PLAN

The Board of Directors of Radian Group Inc. (the “Company”) hereby amends the Radian Group Inc. Equity Compensation Plan, as Amended and Restated as of May 9, 2006 (the “Plan”) as of this 5th day of February 2007 as follows:

1. With respect to any awards granted on or after the date hereof, the third sentence of Section 6(a) of the Plan is hereby superseded and replaced in its entirety as set forth below:

“All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that, unless otherwise provided in a Grant Letter, upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall immediately lapse and all such shares shall become fully vested.”

2. Except as explicitly set forth herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of February 5, 2007.

RADIAN GROUP INC.

By:	/s/ Robert E. Croner
Name:	Robert E. Croner
Title:	EVP, Human Resources